EXHIBIT 5.3

LETTERHEAD OF MARSH & McLENNAN COMPANIES, INC.

July 31, 2020

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036

Re: Post-Effective Amendment to Registration Statement on Form S-8 for the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan

Dear Ladies and Gentlemen:

I am Deputy General Counsel, Corporate Secretary & Chief Compliance Officer of Marsh & McLennan Companies, Inc., a Delaware corporation (the “Company”), and in such capacity I am rendering the opinions expressed below in connection with the preparation and filing of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-176084) and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-209684) (the “Post-Effective Amendment”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 15,643,561.497 shares of common stock, par value $1.00 per share (the “Shares”), of the Company relating to the Prior Plan Shares (as defined below) authorized for issuance under the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (the “2020 Plan”).

On May 21, 2020 (the “Effective Date”), the stockholders of the Company approved the 2020 Plan. The total number of shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), that may be issued pursuant to the 2020 Plan includes, in addition to 20,000,000 new shares of Common Stock (registered concurrently on a new Registration Statement on Form S-8), any shares subject to outstanding awards under the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan that, on or after the Effective Date, are forfeited, cancelled, exchanged or surrendered without the issuance of shares of Common Stock (the “Prior Plan Shares”).

In connection with rendering such opinions, I or an attorney acting under my general supervision (all references herein to acts taken by me include acts by an attorney acting under my general supervision) have reviewed the Post-Effective Amendment, the Restated Certificate of Incorporation and Bylaws of the Company, the 2020 Plan and resolutions duly adopted by the Board of Directors of the Company relating to the 2020 Plan and have examined originals or certified, conformed or reproduction copies of such documents, corporate and other records of the Company and certificates of governmental officials and officers of the Company, and have made such investigations of law, as I have deemed necessary or appropriate for the purposes of such opinions. In all such examinations, I have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. I have relied as to factual matters upon, and have assumed the accuracy of, the statements made in certificates of officers of the Company delivered to me, and certificates and other statements or information of or from public officials and officers and representatives of the Company and others.

Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that the Shares to be issued under the 2020 Plan have been duly authorized and, when issued and delivered in accordance with the terms of the 2020 Plan, will be validly issued, fully paid and nonassessable.

I am a member of the Bar of the State of New York. The opinions expressed above are limited to the Delaware General Corporation Law as currently in effect.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Katherine J. Brennan
Katherine J. Brennan
Deputy General Counsel, Corporate Secretary & Chief Compliance Officer